UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2017

HELIX TCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55722	81-4046024
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5300 DTC Parkway, Suite 300

Greenwood, CO

(Address of principal executive offices)

(720) 328-5372

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported, on May 17, 2017, Helix TCS, Inc., a Delaware corporation (the “Company”), RSF4, LLC, a Delaware limited liability company (the “Purchaser”), and Helix Opportunities, LLC, a Delaware limited liability company (“Helix LLC” and, together with the Company and the Purchaser, the “Parties”) entered into that certain Series B Preferred Stock Purchase Agreement (the “Initial Series B Purchase Agreement”) whereby the Company conducted an initial closing of the sale of 7,318,084 shares of its Series B Preferred Stock to the Purchaser for the following consideration: (i) the conversion of an outstanding note in the principal aggregate amount of $500,000 at a price per share equal to $0.3245385, and (ii) $1,875,000 in cash. In accordance with the terms of the Initial Series B Purchase Agreement, the Parties also entered into (i) an Investors Rights Agreement, (ii) a Right of First Refusal and Co-Sale Agreement, and (iii) a Voting Agreement (collectively, the “Series B Financing Agreements”).

Effective August 29, 2017, as contemplated by the Initial Series B Purchase Agreement, the Parties entered into a third Series B Preferred Stock Purchase Agreement (the “Third Series B Purchase Agreement”) whereby the Company issued and sold to the Purchaser 369,756 shares of the Company’s Series B Preferred Stock in exchange for an aggregate cash payment equal to $120,000.00 (the “Subsequent Closing”). Pursuant to the Third Series B Purchase Agreement, the Purchaser expressly waived the satisfaction of any and all terms and conditions contained in the Series B Financing Agreements as they relate to the Subsequent Closing.

The foregoing descriptions of the Initial Series B Purchase Agreement and the Third Series B Purchase Agreement do not purport to be complete and are qualified in their entirety by the full text of the forms of such documents, which are attached as exhibits hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2017, the Board of Directors of the Company approved the Amendment No. 1 to Certificate of Designations, Preferences and Rights of Series B Preferred Stock, $0.001 Par Value Per Share (the “Amended Certificate”), to increase the authorized shares of Series B Preferred Stock from 9,000,000 to 13,000,000 shares. The Amended Certificate was filed with the Secretary of State of the State of Delaware and effective on August 25, 2017.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
3.1*	Amendment No. 1 to Certificate of Designations, Preferences and Rights of Series B Preferred Stock, $0.001 Par Value Per Share
10.1	Form of Helix TCS, Inc. Series B Preferred Stock Purchase Agreement dated May 17, 2017 (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 22, 2017)
10.2*	Form of Helix TCS, Inc. Third Series B Preferred Stock Purchase Agreement, dated August 25, 2017

* filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX TCS, INC.

Date: August 30, 2017	By:	/s/ Zachary L. Venegas
Name: Zachary L. Venegas
Title: Chief Executive Officer

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